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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 187,500 shares of common stock in the Vista Medical Technologies, Inc. 1997 Stock Option/Stock Issuance Plan of our report dated February 5, 2002, with respect to the consolidated financial statements and schedule of Vista Medical Technologies, Inc. included in its Annual report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Boston, Massachusetts
March 27, 2002